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                                                                    EXHIBIT 23.2

                              ACCOUNTANTS' CONSENT



       We have issued our report dated November 16, 1994, accompanying the financial statements of Kenwood Savings and Loan Association contained in the Annual Report on Form 10-K for the year ended September 30, 1996 ("Form 10-K") of Kenwood Bancorp, Inc. to be filed with the Securities and Exchange Commission on or about December 30, 1996. We consent to the use of the aforementioned report in the Form 10-K.





/s/ GRANT THRONTON LLP
Cincinnati, Ohio
December 24, 1996